Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Trust for Professional Managers (the “Trust”), does hereby certify, to such officer’s knowledge, that the Trust’s report on Form N-CSR for the year ended August 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Trust for the stated period.

/s/Joseph Neuberger Joseph Neuberger President and Treasurer, Trust for Professional Managers
Dated: November 7, 2007

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the  Trust for purposes of Section 18 of the Securities Exchange Act of 1934.